Exhibit 99.2

ADVANCED MEDICAL PARTNERS, INC.

Unaudited Condensed Consolidated Balance Sheet

As of March 31, 2008

and

Unaudited Condensed Consolidated Statements

of Operations and Cash Flows

For the Three Months Ending March 31, 2008 and 2007

ADVANCED MEDICAL PARTNERS, INC.

Consolidated Balance Sheet

March 31, 2008

(Unaudited)

ASSETS

Current assets:
Cash	$1,726,086
Trade receivables	3,871,100
Other receivables	91,646
Inventories	2,182,226
Prepaid expenses	36,014

Total current assets	7,907,072

Property and equipment, net	3,670,074
Other assets	1,463
Investments in Affiliates	203,872
Related Party Receivables	348,018
Goodwill	765,390

Total assets	$12,895,889

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Revolving line of credit	$430,000
Term Note - Short Term Portion	127,995
Accounts payable and accrued expenses	2,564,340
Deferred Tax Liability	87,474

Total current liabilities	3,209,809

Long-Term Liabilities:

Term Note - Long Term Portion	1,144,761
Deferred Tax Liability	259,991

Total liabilities	4,614,561

Minority interests	5,372,654

Stockholders’ equity:
Common stock, $.01 par value, authorized 100,000 shares; issued and outstanding, 78,735 shares	787
Additional paid-in capital	2,780,213
Retained earnings	127,674

Total stockholders’ equity	2,908,674

Total liabilities and stockholders’ equity	$12,895,889

See accompanying notes to condensed financial statements.

1

ADVANCED MEDICAL PARTNERS, INC.

Consolidated Statements of Operations

For the Three Months Ended March 31, 2008 and 2007

(Unaudited)

	2008	2007
Sales	$7,356,662	$6,427,023
Cost of sales	3,647,862	2,636,837

Gross profit	3,708,800	3,790,186

Selling, general and administrative expenses	1,165,534	999,061
Depreciation and Amortization	291,024	301,286

Income from operations	2,252,242	2,489,839

Other income (expense):
Interest expense	(12,613)	(18,932)
Other income	17,782	4,283

Income before income taxes & minority interests	2,257,411	2,475,190

Minority interests in consolidated income	1,647,910	1,819,265
Income tax expense	253,552	314,388

Net income	$355,949	$341,537

See accompanying notes to condensed financial statements.

2

ADVANCED MEDICAL PARTNERS, INC.

Consolidated Statements of Cash Flow

For the Three Months Ended March 31, 2008 and 2007

(Unaudited)

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$355,949	$341,537
Adjustments to reconcile net income to cash provided by operating activities:
Minority interest in consolidated income	1,647,910	1,819,265
Depreciation and amortization	291,024	301,286
Deferred income taxes	—	71,444
(Gain) Loss on sale of property and equipment	—	(36,953)
Changes in operating assets and liabilities:
(Increase) decrease in:
Trade receivables	(481,690)	(853,880)
Other receivables	135,060	(223,385)
Inventories	(751,172)	(303,108)
Prepaid expenses	(14,666)	2,993
Other assets	(254)	89,973
Increase (decrease) in:
Accounts payable and accrued expenses	329,289	913,269

Net cash provided by operating activities	1,511,450	2,122,441

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	—	(55,191)
Proceeds from the sale of property and equipment	173,000	32,036

Net cash provided (used) by investing activities	173,000	(23,155)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds on revolving line of credit	—	175,000
Payments on long-term borrowings	(47,020)	(307,597)
Distributions to shareholders	(200,001)	(40,000)
Distributions to minority interests	(1,449,817)	(1,419,283)
Contributions from minority interests	451,894	18,000

Net cash used by financing activities	(1,244,944)	(1,573,880)

Net increase in cash	439,506	525,406

Cash at beginning of year	1,286,580	1,766,602

Cash at end of year	$1,726,086	$2,292,008

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$12,613	$18,932

Cash paid for taxes	$218,000	$8,000

See accompanying notes to condensed financial statements.

3

ADVANCED MEDICAL PARTNERS, INC.

Condensed Notes to Consolidated Financial Statements

For the Three Months Ended March 31, 2008

(Unaudited)

1.	UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with the accounting principles for interim financial statements. These condensed consolidated financial statements reflect all adjustments which are, in our opinion, necessary for a fair presentation of the statement of the financial position as of March 31, 2008 and the results of operations and cash flows for the periods presented. Such adjustments are of a normal recurring nature unless otherwise noted herein. The operating results for the interim periods are not necessarily indicative of results for the full fiscal year.

2.	ORGANIZATION AND OPERATION OF THE COMPANY

Advanced Medical Partners, Inc. (AMPI) was developed with the intent of successfully syndicating physicians in high-end technology ventures. Our primary mission brings specialty physicians together to maximize their business opportunities utilizing “high-end” technology not typically available to single practitioners or small groups. The management team at AMPI, headquartered in Arlington, Texas has over 100 years of ownership, management, and consulting experience with physician syndications, ancillary service centers, hospitals, private practice physicians, and group practices. The end result is a rewarding physician owned and controlled syndication. We provide healthcare services for the urology and renal community in approximately 47 states. We specialize in servicing doctors and hospitals with the equipment, probes, and other items necessary for the cryotherapy process. Services for which the equipment and inventory are used are primarily for cryotherapy, laser therapy for BPH (Benign Prostatic Hyperplasia), and lithotripsy.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Principles of Consolidation

The consolidated financial statements include the accounts of AMPI, our wholly-owned subsidiaries, and entities more than 50% owned and limited partnerships or limited liability corporations (LLCs) where we, as the general partner or managing member, exercise effective control, even though our ownership is less than 50%. The related agreements provide for broad powers by us. The other parties do not participate in the management of the entity and do not have the substantial ability to remove us. Investments in entities in which our investment is less than 50% ownership and we do not have significant control are accounted for by the equity method. All significant intercompany accounts and transactions have been eliminated.

(b)	Cash Equivalents

We consider as cash equivalents demand deposits and all short-term investments with a maturity at the date of purchase of three months or less.

(4)	(Continued)

ADVANCED MEDICAL PARTNERS, INC.

Condensed Notes to Consolidated Financial Statements

For the Three Months Ended March 31, 2008

(Unaudited)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(c)	Property and Equipment

Property and equipment are stated at cost. Major betterments are capitalized while normal maintenance and repairs are charged to operations. Depreciation is computed by the straight-line method using estimated useful lives of three to five years. Leasehold improvements are amortized over their economic useful life or the term of the lease, whichever is shorter. When assets are sold or retired, the corresponding cost and accumulated depreciation are removed from the related accounts and any gain or loss is credited or charged to operations.

(d)	Goodwill

The fair value of the reporting units are estimated using a combination of the income, or discounted cash flows approach and the market approach, which utilizes comparable companies’ data. Because we have recognized goodwill based only on our controlling interest, the fair value of each reporting unit also relates only to our controlling interest. If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill. If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination. That is, the fair value of the reporting unit is allocated to all of the assets and liabilities of that unit as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the purchase price paid to acquire the reporting unit.

(e)	Revenue Recognition

Our fees for urology service and renal services are recorded when the procedure is performed and are based on a contracted rate with a hospital or physician’s office. Management fees from limited partnerships are recorded monthly when earned.

(f)	Income Taxes

Prior to the voluntary revocation on November 30, 2006, of our election to be treated as an S corporation under the Internal Revenue Code, we passed through the taxable income to our shareholders. Accordingly, no provision for federal or state income taxes was made in the accompanying financial statements prior to December 1, 2006.

(5)	(Continued)

ADVANCED MEDICAL PARTNERS, INC.

Condensed Notes to Consolidated Financial Statements

For the Three Months Ended March 31, 2008

(Unaudited)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(f)	Income Taxes (Continued)

We became a taxable entity upon the termination of our subchapter S election effective November 30, 2006. We account for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(g)	Accounts Receivable

Accounts receivable are recorded based on revenues less an estimated allowance for doubtful accounts. The allowance for doubtful accounts is based on our assessment of the collectability of customer accounts. We regularly review the allowance by considering factors such as historical experience, credit quality, age of the accounts receivable balances, and current economic conditions that may affect a customer’s ability to pay. As of March 31, 2008, there were no accounts that were deemed uncollectible and, therefore, there was no allowance for doubtful accounts or charge to expense.

(h)	Inventory

Inventory is stated at the lower of cost or market and the physical flow of inventory approximates that of FIFO. Cost is determined using the average cost method. Certain components that meet our requirements are only available from a limited number of suppliers.

The inability to obtain components as required or to develop alternative sources, if and as required in the future, could result in delays or reduction in services, which in turn could have a material adverse effect on our financial condition and results of operations.

(i)	Advertising Costs

Costs related to advertising are expensed as incurred and were $3,658 and $14,278 for the three months ended March 31, 2008 and 2007, respectively.

(j)	Research and Development

Research and development costs are expensed as incurred and are not material in any of the years presented.

(6)	(Continued)

ADVANCED MEDICAL PARTNERS, INC.

Condensed Notes to Consolidated Financial Statements

For the Three Months Ended March 31, 2008

(Unaudited)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(k)	Estimates Used to Prepare Consolidated Financial Statements

Management uses estimates and assumptions in preparing consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the consolidated financial statements.

(l)	Shipping and Handling Costs

Shipping and handling costs for inbound purchases are included as a component of cost of sales. Due to the nature of the services provided, there are no outbound freight charges to our end user customers.

(m)	Recently Issued Accounting Pronouncements

In December 2007, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 141 (revised 2007), “Business Combinations,” (“SFAS 141R”). SFAS 141R establishes principles and requirements for how an acquirer recognizes and measures in its consolidated financial statements the identifiable assets acquired, including goodwill, the liabilities assumed and any non-controlling interest in the acquiree. The statement also establishes disclosure requirements to enable users of the consolidated financial statements to evaluate the nature and financial effects of the business combination. SFAS 141R is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The impact of adopting SFAS 141R will be dependent on the future business combinations that we may pursue after its effective date.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51” (“SFAS 160”). This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 requires companies to report a noncontrolling interest in a subsidiary as equity. Additionally, companies are required to include amounts attributable to both the parent and the noncontrolling interest in the consolidated net income and provide disclosure of net income attributable to the parent and to the noncontrolling interest on the face of the consolidated statement of income. This statement clarifies that after control is obtained, transactions which change ownership but do not result in a loss of control are accounted for as equity transactions. Prior to this statement being issued, decreases in a parent’s ownership interest in a subsidiary could be accounted for as equity transactions or as transactions with gain or loss recognition in the income statement. A change in ownership of a consolidated

(7)	(Continued)

ADVANCED MEDICAL PARTNERS, INC.

Condensed Notes to Consolidated Financial Statements

For the Three Months Ended March 31, 2008

(Unaudited)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(m)	Recently Issued Accounting Pronouncements (Continued)

subsidiary that results in a loss of control and deconsolidation would result in a gain or loss in net income. SFAS 160 is effective for fiscal years beginning on or after December 15, 2008 with earlier adoption prohibited. The adoption of SFAS 160 will revise our presentation of the consolidated financial statements and further impact will be dependent on our future changes in ownership in subsidiaries after the effective date.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115” (“SFAS 159”). SFAS 159 expands the use of fair value accounting to many financial instruments and certain other items. The fair value option is irrevocable and generally made on an instrument-by-instrument basis, even if a company has similar instruments that it elects not to measure based on fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007. Based on our current operations, we do not expect that the adoption of SFAS 159 will have a material impact on our consolidated financial position or consolidated results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. In December 2007, the FASB released a proposed FASB Staff Position (FSP FA 157-b-Effective Date of FASB Statement No. 157) which, if adopted as proposed, would delay the effective date of SFAS 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis (at least annually).

Based on our current operations, we do not expect that the adoption of SFAS 157 will have a material impact on our financial position or results of operations.

In 2006, the FASB issued FASB Interpretation No. FIN 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s consolidated financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes”. This interpretation prescribes a recognition threshold and measurement attribute for the consolidated financial statement recognition and measurement of a tax position taken or expected to e taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Our management is evaluating the impact of FIN 48 to its consolidated financial statements, but does not anticipate any material effect. FASB Staff Position No. FIN 48-2 defers the effective date of Interpretation 48 for nonpublic enterprises for fiscal years beginning after December 15, 2007.

(8)	(Continued)

ADVANCED MEDICAL PARTNERS, INC.

Condensed Notes to Consolidated Financial Statements

For the Three Months Ended March 31, 2008

(Unaudited)

4.	PROPERTY AND EQUIPMENT

Property, plant and equipment consisted of the following at March 31:

2008
Furniture and fixtures	$48,717
Equipment	6,090,985
Computers	93,754
Vehicles	850,817
Leasehold improvements	16,861

7,101,134
Less accumulated depreciation	(3,431,060)

$3,670,074

Depreciation expense for property and equipment was $291,024 and $301,286 for the three months ended March 31, 2008 and 2007, respectively.

5.	INDEBTEDNESS

Debt is as follows at March 31:

	Maturities	2008
Line of Credit	2008	$430,000
Term Notes	2008-2011	372,756
Notes to Former Partners	2012	900,000
Less current portion of long-term debt		(557,995)

		$1,144,761

We have a revolving line of credit arrangement with a financial institution totaling $430,000 as of March 31, 2008. The line of credit expires December 19, 2008 and has a stated interest rate of prime plus 1% (7.00% at March 31, 2008).

We also have various term notes due to financial institutions totaling $372,756 at March 31, 2008. These term notes have various expiration dates starting in 2008 and continuing through 2011 and have stated interest rates of prime plus .25% and 1.00% (7.00% at March 31, 2008).

Inclusive in the term notes are notes payable to an AMPI officer. These notes have no fixed maturity and carry a variable interest rate based on what the officer’s brokerage firm charges him.

We have fifteen notes due to various former partners that owned interests in Mid-America Cryotherapy, LP. All of these notes are similar in terms. The principal amount due on each is $60,000 for each individual note or $900,000 in the aggregate. The stated interest rate on each of the notes is 8.00% and all notes are due in the year 2012.

(9)	(Continued)

ADVANCED MEDICAL PARTNERS, INC.

Condensed Notes to Consolidated Financial Statements

For the Three Months Ended March 31, 2008

(Unaudited)

5.	INDEBTEDNESS (Continued)

The stated principal repayments for all indebtedness as of March 31, 2008, are payable as follows:

2008	$557,995
2009	79,014
2010	87,377
2011	78,370
2012	900,000

$1,702,756

Notes payable are collateralized by substantially all accounts receivable, equipment, and inventory.

6.	SUBSEQUENT EVENT

On April 17, 2008, we were acquired by Healthtronics, Inc. pursuant to the Stock Purchase Agreement dated March 18, 2008 between, Healthtronics, Inc., Litho Management, Inc., AMPI and the stockholders of AMPI. They acquired the outstanding shares of capital stock of AMPI (other than shares already held by Litho Management, Inc) for a purchase price of approximately $6.9 million in cash and approximately 1.8 million shares of common stock, plus a two-year earn-out based on the future achievement of EBITDA.

(10)	(Continued)